Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-130717) and S-8 (Nos. 333-30870, 333-36140, 333-83282, 333-10037, 333-111458, 333-111459 and 333-128044) of Therma-Wave, Inc. of our report dated June 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
San Jose, California
June 13, 2006